Exhibit 99.1

Concentrix Reports Strong First Quarter 2021 Results Above Guidance, Expects Full-Year Double-Digit Revenue Growth

Fremont, Calif., March 24, 2021 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced financial results for the first quarter ended February 28, 2021.

	Three Months Ended
	February 28, 2021	February 29, 2020	Change
Revenue ($M)	$1,353.3	$1,188.6	13.9%
Operating income ($M)	$134.9	$88.2	52.9%
Non-GAAP operating income ($M) (1)	$176.6	$144.8	22.0%
Operating margin	10.0%	7.4%	260 bps
Non-GAAP operating margin (1)	13.1%	12.2%	90 bps
Net income ($M)	$88.8	$52.3	69.8%
Non-GAAP net income ($M) (1)	$120.0	$95.4	25.8%
Adjusted EBITDA ($M) (1)	$212.6	$176.5	20.5%
Adjusted EBITDA margin (1)	15.7%	14.8%	90 bps
Diluted earnings per share (2)	$1.69	$1.01	67.3%
Non-GAAP diluted earnings per share (1), (2)	$2.29	$1.85	23.8%

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) For the three months ended February 29, 2020, weighted average number of shares used for diluted EPS is based on the number of shares issued in connection with the spin-off of 51.6 million.

First Quarter Fiscal 2021 Highlights:

•Revenue was $1,353.3 million, up 13.9% from the prior year first quarter and 11.7% on a constant currency basis, compared with $1,188.6 million in the prior year first quarter.
•Operating income was $134.9 million, or 10.0% of revenue, compared with $88.2 million, or 7.4% of revenue, in the prior year first quarter.
•Non-GAAP operating income was $176.6 million, or 13.1% of revenue, compared with $144.8 million, or 12.2% of revenue, in the prior year first quarter.
•Adjusted EBITDA was $212.6 million, or 15.7% of revenue, compared with $176.5 million, or 14.8% of revenue, in the prior year first quarter.

"We are successfully executing on our plan for above-market growth and margin expansion," said Chris Caldwell, Concentrix President and CEO. "The strength of our technology-infused global platform, deep domain expertise, and passion for the customer experience continues to resonate well with existing and new clients. Based upon our strong performance to date and looking forward with the increased demand across all the geographies and verticals we serve, we now expect to achieve constant-currency revenue growth of above 10 percent for fiscal 2021 with margins above pre-COVID levels.”

Business Outlook
The following statements are based on Concentrix’ current expectations for the second quarter of fiscal 2021. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, spin-off related expenses, the amortization of intangibles, depreciation, share-based compensation and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

Second Quarter Fiscal 2021 Expectations:
•Second-quarter revenue is expected to be in the range of $1.33 billion to $1.38 billion as reported.
•Second-quarter operating income is expected to be in the range of $114 million to $128 million and non-GAAP operating income is expected to be in the range of $160 million to $174 million.
•The effective tax rate is expected to approximate 27% to 28%.

Conference Call and Webcast
Concentrix will host a conference call for investors to review its first quarter fiscal 2021 results tomorrow morning, Thursday, March 25, 2021 at 9:00 a.m. (ET)/6:00 a.m. (PT).

The live conference call will be webcast in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix
Concentrix Corporation (Nasdaq: CNXC), is a leading technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands including over 95 Global Fortune 500 clients and over 90 global disruptor clients. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. We are Different by Design. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency using their comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, spin-off related expenses, amortization of intangible assets and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation.
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Free cash flow, which is cash flows from operating activities less capital expenditures. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. However, free cash flow has limitations because it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions.
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, spin-off related expenses, amortization of intangible assets and share-based compensation.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition, results of operations, including revenue and operating income, effective tax rate, cash flows, leverage, liquidity, business strategy, growth, margin expansion and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic conditions, including uncertainty related to the COVID-19 pandemic and its impact on the global economy; the level of outsourced business services; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; consolidation of the Company’s competitors; competitive conditions in the Company’s industry; currency exchange rate fluctuations; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; competition in the customer experience solutions industry; political and economic stability in the countries in which the Company operates; the outbreak of communicable disease or other public health crises; cyberattacks on the Company’s networks and information technology systems; the inability to protect personal and proprietary information; increases in the cost of labor; the operability of the Company’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; investigative or legal actions; the loss of key personnel; natural disasters, adverse weather conditions, terrorist attacks, work stoppages or other business disruptions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2021 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)
(Amounts may not add due to rounding)

	February 28, 2021	November 30, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$117,576	$152,656
Accounts receivable, net	1,129,008	1,081,481
Other current assets	160,720	189,239
Total current assets	1,407,304	1,423,376
Property and equipment, net	445,286	451,649
Goodwill	1,837,921	1,836,050
Intangible assets, net	769,149	798,959
Deferred tax assets	49,480	47,423
Other assets	611,709	620,099
Total assets	$5,120,849	$5,177,556

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$101,215	$140,575
Current portion of long-term debt	—	33,750
Payable to former parent	—	22,825
Accrued compensation and benefits	365,272	419,715
Other accrued liabilities	373,180	371,072
Income taxes payable	37,909	20,725
Total current liabilities	877,576	1,008,662
Long-term debt, net	1,113,218	1,111,362
Other long-term liabilities	598,314	601,887
Deferred tax liabilities	142,463	153,560
Total liabilities	2,731,571	2,875,471
Stockholders' equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized as of February 28, 2021; no shares issued and outstanding as of February 28, 2021	—	—
Common stock, $0.0001 par value, 250,000 shares authorized as of February 28, 2021; 51,214 shares issued and outstanding as of February 28, 2021	5	—
Additional paid-in capital	2,314,996	—
Treasury stock, 4 shares as of February 28, 2021	(409)	—
Retained earnings	88,811	—
Former parent company investment	—	2,305,899
Accumulated other comprehensive loss	(14,125)	(3,814)
Total stockholders' equity	2,389,278	2,302,085
Total liabilities and stockholders' equity	$5,120,849	$5,177,556

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(Amounts may not add due to rounding)
(unaudited)

	Three Months Ended
	February 28, 2021	February 29, 2020	% Change
Revenue
Technology and consumer electronics	$412,818	$323,913	27%
Communications and media	248,790	263,564	(6)%
Retail, travel and ecommerce	239,001	198,914	20%
Banking, financial services and insurance	209,084	192,703	9%
Healthcare	125,224	97,325	29%
Other	118,361	112,201	5%
Total revenue	1,353,278	1,188,619	14%
Cost of revenue	867,228	743,429	17%
Gross profit	486,050	445,190	9%
Selling, general and administrative expenses	(351,161)	(356,979)	(2)%
Operating income	134,889	88,211	53%
Interest expense and finance charges, net	(7,703)	(17,585)	(56)%
Other (expense) income, net	(3,803)	3,235	(218)%
Income before income taxes	123,383	73,861	67%
Provision for income taxes	(34,572)	(21,544)	60%
Net income	$88,811	$52,317	70%
Earnings per common share:
Basic	$1.72	$1.01
Diluted	$1.69	$1.01
Weighted-average common shares outstanding
Basic	51,155	51,602
Diluted	51,805	51,602

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(Amounts may not add due to rounding)
(unaudited)

	Three Months Ended
	February 28, 2021	February 29, 2020
Revenue	$1,353,278	$1,188,619
Revenue growth, as reported under U.S. GAAP	13.9%	1.3%
Foreign exchange impact	(2.2)%	0.6%
Constant currency revenue growth	11.7%	1.9%

	Three Months Ended
	February 28, 2021	February 29, 2020
Operating income	$134,889	$88,211
Acquisition-related and integration expenses	—	14,352
Spin-off related expenses	—	1,000
Amortization of intangibles	34,601	36,978
Share-based compensation	7,118	4,262
Non-GAAP operating income	$176,608	$144,803

	Three Months Ended
	February 28, 2021	February 29, 2020
Net income	$88,811	$52,317
Interest expense and finance charges, net	7,703	17,585
Provision for income taxes	34,572	21,544
Other expense (income), net	3,803	(3,235)
Acquisition-related and integration expenses	—	14,352
Spin-off related expenses	—	1,000
Amortization of intangibles	34,601	36,978
Share-based compensation	7,118	4,262
Depreciation (excluding accelerated depreciation included in acquisition-related and integration expenses above)	35,999	31,661
Adjusted EBITDA	$212,607	$176,464

	Three Months Ended
	February 28, 2021	February 29, 2020
Operating margin	10.0%	7.4%
Non-GAAP operating margin	13.1%	12.2%
Adjusted EBITDA margin	15.7%	14.8%

	Three Months Ended
	February 28, 2021	February 29, 2020
Net income	$88,811	$52,317
Acquisition-related and integration expenses	—	14,352
Spin-off related expenses	—	1,000
Amortization of intangibles	34,601	36,978
Share-based compensation	7,118	4,262
Income taxes related to the above (1)	(10,567)	(13,469)
Non-GAAP net income	$119,963	$95,440

	Three Months Ended
	February 28, 2021	February 29, 2020
Net income	$88,811	$52,317
Less: net income allocated to participating securities	(1,047)	—
Net income attributable to common stockholders	87,764	52,317
Acquisition-related, integration, and spin-off related expenses allocated to common stockholders	—	14,352
Spin-off related expenses allocated to common stockholders	—	1,000
Amortization of intangibles allocated to common stockholders	34,193	36,978
Share-based compensation allocated to common stockholders	7,034	4,262
Income taxes related to the above allocated to common stockholders (1)	(10,442)	(13,469)
Non-GAAP net income attributable to common stockholders	$118,549	$95,440

	Three Months Ended
	February 28, 2021	February 29, 2020
Diluted earnings per common share (“EPS”) (2)	$1.69	$1.01
Acquisition-related and integration expenses	—	0.28
Spin-off related expenses	—	0.02
Amortization of intangibles	0.66	0.72
Share-based compensation	0.14	0.08
Income taxes related to the above (1)	(0.20)	(0.26)
Non-GAAP diluted EPS	$2.29	$1.85

Weighted-average number of common shares - diluted (3)	51,805	51,602

	Three Months Ended
	February 28, 2021	February 29, 2020
Net cash provided by operating activities	$35,884	$54,886
Purchases of property and equipment	(41,950)	(43,888)
Free cash flow	$(6,066)	$10,998

	Forecast
	Three Months Ending May 31, 2021
	Low	High
Operating income	$114,000	$128,000
Amortization of intangibles	35,000	35,000
Share-based compensation	11,000	11,000
Non-GAAP operating income (4)	$160,000	$174,000

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(2) Diluted earnings per share (“EPS”) is calculated using the two-class method post spin-off. Unvested restricted stock awards granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 1% of net income for the three months ended February 28, 2021 and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(3) Weighted-average number of shares used for diluted EPS for the first quarter ended February 29, 2020 is based on the number of shares issued in connection with the spin-off of 51.6 million.

(4) Adjustments related to spin-off related expenses are not expected to be material for the three months ending May 31, 2021. Adjustments related to acquisition-related and integration expenses for the three months ending May 31, 2021 cannot be quantified due to the forward-looking nature of the adjustments and their inherent variability.